                                                                    Exhibit 99.1

                                                               NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

CONTACT:
Michael Doyle
Vice President and CFO
(800) 828-7115
MDoyle@EasyLink.Com



                 EASYLINK REPORTS THIRD QUARTER 2004 NET INCOME
                      OF $4.5 MILLION, OR $0.10 PER SHARE


PISCATAWAY, NJ - NOVEMBER 4, 2004 - EasyLink Services Corporation (NASDAQ:
EASY), a leading global provider of services that power the exchange of information between enterprises, their trading communities and their customers, today reported financial results for the third quarter ended September 30, 2004.

EasyLink achieved its fifth consecutive quarter of positive operating results during the third quarter 2004, as net income amounted to $4.5 million, or $0.10 per share, including $2.5 million, or $0.06 per share, from the sale of its MailWatch service line effective July 31, 2004. Last quarter the Company reported net income of $1.3 million or $0.03 per share. The Company had reported net income from continuing operations of $1.4 million, or $0.03 per share, in the third quarter of 2003. Revenues for the third quarter of 2004 were $22.5 million as compared to $24.1 million during the second quarter of 2004 and $25.1 million in the third quarter of 2003. $0.6 million of the quarter to quarter revenue decline and $0.8 million of the year to year revenue decline is attributable to the sale of EasyLink's MailWatch service line. Gross profit improved to 63% in the third quarter of 2004 as compared to 59% in the second quarter of 2004 and 57% in the third quarter of 2003.

Total operating expenses in the third quarter amounted to $12.1 million as compared to $12.6 million during the second quarter of 2004 and $12.8 million in the third quarter of 2003. Income from operations increased to $1.9 million (exclusive of the gain on the sale of MailWatch) as compared to $1.7 million in the second quarter of 2004 and $1.4 million in the third quarter of 2003.

The Company further reported that it achieved earnings before interest, taxes, depreciation and amortization ("EBITDA") during the third quarter of 2004 of $7.9 million, including $4.1 million from the sale of the MailWatch service line, as compared to $3.6 million during the second quarter of 2004 and $3.3 million during the third quarter of 2003. EBITDA is not a financial measure within generally accepted accounting principles (GAAP). A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, operating cash flows, is attached. Additionally, a reconciliation of this non-GAAP financial measure to net income for all periods is also presented. The Company considers EBITDA to be a financial indicator of its operational strength, its ability to service debt and its capacity to make new investments in its services.

EASYLINK REPORTS THIRD QUARTER 2004 NET INCOME OF $4.5 MILLION,
OR $0.10 PER SHARE                                                       PAGE 2



Cash and cash equivalents at the end of the third quarter were $11.1 million, as compared to $5.8 million at the end of the second quarter and $6.6 million at the end of 2003. The September 30, 2004 balance includes $3.5 million in cash received as part of the proceeds from the MailWatch sale.

Thomas Murawski, President and Chief Executive Officer of EasyLink, said, "The third quarter of 2004 was our fifth consecutive profitable quarter, and one where we continued our trend of improving gross margins, net income, EBITDA, and earnings per share. These operating results combined with the cash infusion from our MailWatch sale make us financially a much stronger company. We are implementing our growth plan with these resources, focusing our attention on growing our sales team, devising and executing more targeted marketing programs, and developing new high-value services. We had important accomplishments in all of these areas during the third quarter. Over half of the new sales representatives in our planned US sales force expansion program are already hired, and we are on schedule to have the balance on board and trained by the end of this year. Internationally, we also expanded our sales presence in the key French and German markets. We have expanded our marketing programs for our Document Capture and Management services into two additional segments: supply/demand chain and mortgage processing. We also rearchitected our offer set for the global banking industry around a set of capabilities that facilitate "straight through processing" of banking transactions, including a new E-Statement Delivery capability based on secure e-mail. Transaction Management services revenue growth during the third quarter did not keep pace with previous quarters due to generally longer than anticipated sales and implementation cycles. We expect the growth rate for these services to improve in the fourth quarter and, as we have outlined in our previous guidance, we expect the collective effect of the investments in our growth strategy will begin to deliver sustained revenue growth in the first-half of 2005."

For the third quarter of 2004 in comparison to the second of 2004 and the third quarter of 2003, revenues (in thousands) for the Company's services were as follows:

                                                                     %                            %
                                    3d Quarter   2nd Quarter      Increase/   3d Quarter      Increase/
                                       2004          2004        (Decrease)      2003*        (Decrease)
                                    ----------   -----------     -----------  -----------     ----------
Transaction Management Services      $  3,093      $  3,077         0.5%       $  2,119         46.0%
Transaction Delivery Services        $ 18,986      $ 19,948        (4.8%)      $ 21,674        (12.4)%
MailWatch                            $    430      $  1,028          --        $  1,272          --
                                     --------      --------        ----        --------        ----
                                     $ 22,509      $ 24,053        (6.4%)      $ 25,065        (10.2)%

* 2003 amounts have been reclassified to conform to the 2004 revenue groups.

EASYLINK REPORTS THIRD QUARTER 2004 NET INCOME OF $4.5 MILLION,
OR $0.10 PER SHARE                                                       PAGE 3



NINE MONTH RESULTS

Revenues for the nine months ended September 30, 2004 were $ 70.9 million compared to $76.6 million for the nine months ended September 30, 2003. The Company reported net income of $ 6.6 million, or $ 0.15 per share, in the 2004 period compared to income from continuing operations of $ 51.0 million, or $1.57 per share, for the same period in 2003. However, the results for 2003 included a gain on debt restructurings and settlements of $53.7 million while the 2004 period included the gain, net of income taxes, of $2.5 million on the sale of the MailWatch service line.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") during the nine months ended September 30, 2004 amounted to $14.7 million as compared to $60.3 million during the first nine months of 2003. However, the 2003 results include $53.7 million in gain on debt restructurings and settlements and the 2004 results include the $4.1 million gain on the MailWatch sale. A reconciliation of this non-GAAP financial measure for the nine month periods in 2004 and 2003 to the most directly comparable GAAP financial measure, operating cash flows, is attached. Additionally, a reconciliation of this non-GAAP financial measure to net income for the periods is also presented.

BUSINESS OUTLOOK

The following statements are forward looking and actual results may differ materially due to factors noted at the end of this release, among others.

EasyLink expects the following for the fourth quarter of 2004:
o Excluding the MailWatch service line (which accounted for $0.4 million of revenues in the third quarter of 2004), revenues and gross margins are expected to be similar to the third quarter of 2004.
o Net income is expected to be $0.01 - $0.03 per share, including additional planned sales and marketing expansion to help drive future growth.

EasyLink expects the following for the full year 2004:
o Revenue is expected to be in the range of $92 - $93 million based on our sales and revenue trends for the first nine months of the year and after accounting for the reduced revenues as a result of the sale of the MailWatch service line.
o Net income is expected to be $0.16-$0.18 per share, including the gain on the sale of the MailWatch service line of $2.5 million, or $.06 per share



QUARTERLY CONFERENCE CALL

EasyLink will host its quarterly conference call today at 10:30 a.m. EDT. Listeners should call five minutes prior to the start of the call to 800/839-3552 and the reservation number is 1851893. The call will also be broadcast over the Internet. Online listeners should visit the investor relations' pages of the EasyLink Web site, www.EasyLink.com, or www.streetevents.com prior to the start of the call for login information. If you are unable to participate, the online archive of the broadcast will be available on the investor relations' pages of www.EasyLink.com within two hours of the live call through Thursday, November 18, at 11:00 p.m. EDT. You can also access the replay by calling 800/642-1687 and entering the reservation number 1851893.

EASYLINK REPORTS THIRD QUARTER 2004 NET INCOME OF $4.5 MILLION,
OR $0.10 PER SHARE                                                       PAGE 4


ABOUT EASYLINK SERVICES CORPORATION

EasyLink Services Corporation (NASDAQ: EASY), headquartered in Piscataway, New Jersey, is a leading global provider of services that power the exchange of information between enterprises, their trading communities, and their customers. EasyLink's networks facilitate transactions that are integral to the movement of money, materials, products, and people in the global economy, such as insurance claims, trade and travel confirmations, purchase orders, invoices, shipping notices and funds transfers, among many others. EasyLink helps companies become more competitive by providing the most secure, efficient, reliable, and flexible means of conducting business electronically. For more information, please visit www.EasyLink.com.

Investors are cautioned that the EBITDA information contained in this news announcement is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. We present this information because we consider EBITDA to be a financial indicator of the Company's operational strength, its ability to service debt and its capacity to make new investments in its services.

This news release may contain statements of a forward-looking nature relating to the future events or the future financial results of EasyLink Services Corporation. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, investors should specifically consider the various factors that could cause actual events or results to differ materially from those indicated from such forward-looking statements. These include: historic losses from operations; the need to raise additional capital; the ability to service our remaining indebtedness; the ability to continue as a going concern being dependent upon the ability to generate sufficient cash flow to meet our obligations on a timely basis, to obtain additional financing or refinancing as may be required, and to maintain profitable operations; significant leverage; the ability to attract additional customers or to expand services sold to existing customers; the ability to successfully implement our business strategy; significant competition; the risks inherent in integrating the EasyLink business; and the risk of being delisted from NASDAQ. These and other risks and uncertainties are described in more detail in the Company's filings with the Securities and Exchange Commission.

EASYLINK REPORTS THIRD QUARTER 2004 NET INCOME OF $4.5 MILLION,
OR $0.10 PER SHARE                                                       PAGE 5



                         EASYLINK SERVICES CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                    SEPT. 30,     DEC. 31,
                                                      2004          2003
                                                     -------       -------
ASSETS
     Cash and cash equivalents                       $11,061       $ 6,623
     Accounts and other receivable, net                9,819        11,430
     Other current assets                              4,258         1,760
     Property and equipment, net                       8,520        10,641
     Goodwill and other intangible assets, net        15,852        17,895
     Other assets                                      1,210         1,062
                                                     -------       -------
     TOTAL ASSETS                                    $50,720       $49,411
                                                     =======       =======

LIABILITIES AND STOCKHOLDERS' EQUITY
     Accounts payable                                $ 7,988       $ 9,082
     Accrued expenses                                 13,881        14,336
     Restructuring reserves payable                      787         2,747
     Net liabilities of discontinued operations          528           828
     Other liabilities                                 2,686         2,542
     Convertible notes and notes payable              11,615        13,468
     Capitalized interest on restructured notes        1,243         1,996
                                                     -------       -------
     TOTAL LIABILITIES                                38,728        44,999

     TOTAL STOCKHOLDERS' EQUITY                       11,992         4,412
                                                     -------       -------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $50,720       $49,411
                                                     =======       =======

                 -Statements of operations and cash flow follow-

EASYLINK REPORTS THIRD QUARTER 2004 NET INCOME OF $4.5 MILLION,
OR $0.10 PER SHARE                                                       PAGE 6



                         EASYLINK SERVICES CORPORATION
           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)


                                                          THREE MONTHS ENDED
                                                            SEPTEMBER 30,
                                                        -----------------------
                                                          2004           2003
                                                        --------       --------
Revenues                                                $ 22,509       $ 25,065

Cost of revenues                                           8,428         10,863
                                                        --------       --------

Gross profit                                              14,081         14,202

Operating expenses:
     Sales and marketing                                   4,349          4,392
     General and administrative                            5,959          5,686
     Product development                                   1,675          1,377
     Restructuring charges                                  (350)           788
     Gain on sale of MailWatch service line               (4,126)            --
     Amortization of other intangibles                       517            517
                                                        --------       --------
         Total operating expenses                          8,024         12,760
                                                        --------       --------

Income from operations                                     6,057          1,442

Other income (expense):
     Interest and other income (expense), net                (16)           (75)
                                                        --------       --------

Income from continuing operations before
      income taxes                                         6,041          1,367

Provision for federal and state income taxes               1,550             --
                                                        --------       --------

INCOME FROM CONTINUING OPERATIONS                          4,491          1,367

Loss from discontinued operations                             --           (838)
                                                        --------       --------

NET INCOME                                              $  4,491       $    529
                                                        ========       ========

BASIC AND DILUTED NET INCOME PER SHARE:
     Income from continuing operations                  $   0.10       $   0.03
     Loss from discontinued operations                        --       $  (0.02)
                                                        --------       --------
NET INCOME PER SHARE                                    $   0.10       $   0.01
                                                        ========       ========

Weighted average basic shares outstanding                 44,163         43,535
                                                        ========       ========

Weighted average diluted shares outstanding               44,670         44,480
                                                        ========       ========

EASYLINK REPORTS THIRD QUARTER 2004 NET INCOME OF $4.5 MILLION,
OR $0.10 PER SHARE                                                       PAGE 7



                         EASYLINK SERVICES CORPORATION
           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                                           NINE MONTHS ENDED
                                                             SEPTEMBER 30,
                                                        -----------------------
                                                          2004           2003
                                                        --------       --------
Revenues                                                $ 70,899       $ 76,608

Cost of revenues                                          28,518         37,931
                                                        --------       --------

Gross profit                                              42,381         38,677

Operating expenses:
     Sales and marketing                                  13,628         14,064
     General and administrative                           18,024         18,700
     Product development                                   5,032          5,039
     Restructuring charges                                  (350)           788
     Gain on sale of MailWatch service line               (4,126)            --
     Amortization of other intangibles                     1,550          1,550
                                                        --------       --------
         Total operating expenses                         33,758         40,141
                                                        --------       --------

Income from operations                                     8,623         (1,464)

Other income (expense):
     Gain on debt restructurings and settlements              --         53,666
     Interest and other income (expense), net               (234)        (1,157)
                                                        --------       --------

Income from continuing operations before
      income taxes                                         8,389         51,045

Provision for federal and state income taxes               1,750             --
                                                        --------       --------

INCOME FROM CONTINUING OPERATIONS                          6,639         51,045

Loss from discontinued operations                             --           (838)
                                                        --------       --------

NET INCOME                                              $  6,639       $ 50,207
                                                        ========       ========

BASIC NET INCOME PER SHARE:
     Income from continuing operations                  $   0.15       $   1.57
     Loss from discontinued operations                        --       $  (0.03)
                                                        --------       --------
NET INCOME PER SHARE                                    $   0.15       $   1.54
                                                        ========       ========

DILUTED NET INCOME PER SHARE:
     Income from continuing operations                  $   0.15       $   1.56
     Loss from discontinued operations                        --       $  (0.03)
                                                        --------       --------
NET INCOME PER SHARE                                    $   0.15       $   1.53
                                                        ========       ========

Weighted average basic shares outstanding                 44,031         32,506
                                                        ========       ========

Weighted average diluted shares outstanding               44,916         32,620
                                                        ========       ========

EASYLINK REPORTS THIRD QUARTER 2004 NET INCOME OF $4.5 MILLION,
OR $0.10 PER SHARE                                                       PAGE 8



                         EASYLINK SERVICES CORPORATION
           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)


                                                                               Nine Months Ended
                                                                                September 30,
                                                                          -----------------------
                                                                            2004           2003
                                                                          --------       --------
Cash flows from operating activities:
Net income                                                                $  6,639       $ 50,207
Adjustments to reconcile net income to net cash provided by
operating activities:
     Loss from discontinued operations                                          --           (838)
     Non-cash interest                                                          36            169
     Depreciation                                                            3,975          6,588
     Amortization of intangible assets                                       2,010          2,241
     Provision for doubtful accounts                                           441           (132)
     Provision for restructuring and impairments                              (350)           788
     Gain on debt restructuring and settlements                                 --        (53,666)
     Gain on sale of MailWatch service line                                 (4,126)            --
     Other                                                                     453            545
Changes in operating assets and liabilities:
   Accounts receivable, net                                                  1,170           (696)
   Prepaid expenses and other current assets                                  (740)           (32)
  Other assets                                                                  43            225
  Accounts payable, accrued expenses and other liabilities                  (3,257)        (1,180)
  Deferred revenue                                                            (114)          (384)
                                                                          --------       --------

Net cash provided by operating activities                                    6,180          3,835
                                                                          --------       --------

Cash flows from investing activities:
Purchases of property and equipment, including capitalized software         (1,918)        (4,083)
Proceeds from sale of MailWatch service line                                 3,500             --
                                                                          --------       --------

Net cash provided by (used in) investing activities                          1,582         (4,083)
                                                                          --------       --------
Cash flows from financing activities:
Payments under capital lease obligations                                      (283)          (328)
Payments of capitalized interest                                              (752)          (562)
Principal payments of notes payable                                         (1,860)        (5,046)
Exercise of Employee stock options                                              24             --
Proceeds from issuance of Class A Common Stock                                  --          1,000
                                                                          --------       --------

Net cash used in financing activities                                       (2,871)        (4,936)
                                                                          --------       --------

Effect of foreign exchange rate changes on cash and cash equivalents          (153)           112
                                                                          --------       --------

Net increase (decrease) in cash and cash equivalents                         4,738         (5,072)

Cash used in discontinued operations                                          (300)            --

Cash and cash equivalents at beginning of the period                         6,623          9,554
                                                                          --------       --------

Cash and cash equivalents at the end of the period                        $ 11,061       $  4,482
                                                                          ========       ========

EASYLINK REPORTS THIRD QUARTER 2004 NET INCOME OF $4.5 MILLION,
OR $0.10 PER SHARE                                                       PAGE 9




                         EASYLINK SERVICES CORPORATION
            RECONCILIATION OF NON GAAP FINANCIAL INFORMATION TO GAAP
                                 (in thousands)
                                  (unaudited)


                                                             Three Months                 Nine Months
                                                         Ended September 30,          Ended September 30,
                                                        ---------------------       -----------------------
                                                         2004          2003           2004           2003
                                                        -------       -------       --------       --------
Net income                                              $ 4,491       $   529       $  6,639       $ 50,207
Add:
Depreciation                                              1,058         1,905          3,975          6,588
Amortization of intangible assets                           655           677          2,010          2,241
Interest expense, net and taxes                           1,655           148          2,088          1,267
                                                        -------       -------       --------       --------

EBITDA                                                    7,859         3,259         14,712         60,303

Interest expense, net and taxes                          (1,655)         (148)        (2,088)        (1,267)

Add (subtract):
       Non-cash Interest                                     10            49             36            169
       Provision for doubtful accounts                      163          (238)           441           (132)
       Provision for restructuring and impairments         (350)          788           (350)           788
       Gain on debt restructuring and settlements            --            --             --        (53,666)
       Gain on sale of MailWatch service line            (4,126)           --         (4,126)            --
       Other non-cash items                                 161           154            573            545
       Changes in operating assets and liabilities        1,574        (1,473)        (3,018)        (2,067)
       Loss from discontinued operations                     --          (838)            --           (838)
                                                        -------       -------       --------       --------


Net cash provided by operations                         $ 3,636       $ 1,553       $  6,180       $  3,835
                                                        =======       =======       ========       ========



                                      # # #